Calculation of Filing Fee Tables
S-8
Narragansett Bancorp, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	6,705,124	$ 10.00	$ 67,051,240.00	0.000087	$ 5,834.00
2	Other	Participation Interests	Other				0.000087	$ 0.00
Total Offering Amounts:						$ 67,051,240.00		$ 5,834.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,834.00
Offering Note
[1]	(1) This registration statement relates to 6,705,124shares of common stock of Narragansett Bancorp, Inc. that may be purchased with employee contributions to the BayCoast Bank 401(k) Plan (the "Plan"). (3) Determined pursuant 17 C.F.R. Sections 230.457(h)(1) and 230.457(c) of the Securities Act.

[2]	(1) This registration statement relates to 6,705,124shares of common stock of Narragansett Bancorp, Inc. that may be purchased with employee contributions to the BayCoast Bank 401(k) Plan (the "Plan"). (2) Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan. (3) Determined pursuant 17 C.F.R. Sections 230.457(h)(1) and 230.457(c) of the Securities Act. (4) Pursuant to 17 C.F.R. Section 230.457(h)(2) of the Securities Act, no registration fee is required to be paid.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources